SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:

☐ Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive proxy statement

☐ Definitive additional materials

☐ Soliciting material pursuant to Rule 14a-12

POLARIS INDUSTRIES INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

(3) Filing party:

(4) Date filed:

Polaris Industries Inc.

2100 Highway 55 Medina, Minnesota 55340 763-542-0500 Fax: 763-542-0599

March 17, 2003

Dear Fellow Shareholder:

      The Board of Directors of Polaris Industries Inc. joins me in extending a cordial invitation to attend our 2003 Annual Meeting of Shareholders which will be held at our corporate headquarters, 2100 Highway 55, Medina, Minnesota 55340, on Thursday, April 24, 2003 at 9:00 a.m. local time.

      In addition to voting on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement, we will review Polaris’ 2002 business and discuss our direction for the coming years. There will also be an opportunity, after conclusion of the formal business of the meeting, to discuss other matters of interest to you as a shareholder.

      It is important that your shares be represented at the meeting whether or not you plan to attend in person. Please vote by returning your signed proxy card in the envelope provided or by using the telephone or on-line voting options indicated on the proxy card. If you do attend the meeting and desire to vote in person, you may do so even though you have previously sent a proxy.

      We hope that you will be able to attend the meeting and we look forward to seeing you.

Sincerely,

Gregory R. Palen
Chairman of the Board

      Enclosures

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CORPORATE GOVERNANCE
AUDIT COMMITTEE REPORT
INDEPENDENT AUDITORS
PROPOSAL 1 -- ELECTION OF DIRECTORS
PROPOSAL 2 -- APPROVAL OF 2003 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
EQUITY COMPENSATION PLANS
EXECUTIVE COMPENSATION AND STOCK OPTION INFORMATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
OTHER MATTERS
SUBMISSION OF SHAREHOLDER PROPOSALS
ADDITIONAL INFORMATION
ANNEX A — AUDIT COMMITTEE CHARTER
ANNEX B — 2003 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

POLARIS INDUSTRIES INC.

2100 Highway 55
Medina, Minnesota 55340
March 17, 2003

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

      Polaris Industries Inc. will hold its 2003 Annual Meeting of Shareholders at its corporate headquarters located at 2100 Highway 55, Medina, Minnesota 55340, on Thursday, April 24, 2003. The meeting will begin at 9:00 a.m. local time. At the meeting, we will:

1.	Elect three Class III directors for three year terms ending in 2006.

2.	Approve the 2003 Non-Employee Director Stock Option Plan.

3.	Act on any other matters that may properly come before the meeting.

      The Board recommends that shareholders vote FOR the director nominees named in the accompanying proxy statement. The Board recommends that shareholders vote FOR the approval of the 2003 Non-Employee Director Stock Option Plan described in the accompanying proxy statement.

      Only shareholders of record at the close of business on February 27, 2003 may vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Michael W. Malone
Vice President-Finance,
Chief Financial Officer and Secretary

      YOUR VOTE IS IMPORTANT

      Whether or not you plan to attend the meeting, we urge you to vote as soon as possible by telephone, Internet or mail.

POLARIS INDUSTRIES INC.

2100 Highway 55
Medina, Minnesota 55340

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Who can vote?

A:	You can vote if you were a shareholder at the close of business on the record date of February 27, 2003. There were 22,151,342 shares of common stock outstanding on February 27, 2003. This Proxy Statement and proxy card, along with the Annual Report for 2002, are being mailed to shareholders beginning March 17, 2003. The Proxy Statement summarizes the information you need to vote at the Annual Meeting.

Q:	What am I voting on?

A:	You are voting on:

• Election of three nominees as Class III directors for three year terms ending in 2006. The Board of Directors’ nominees are Annette K. Clayton, Gregory R. Palen and Richard A. Zona.

• Approval of the 2003 Non-Employee Director Stock Option Plan.

Q:	How does the Board recommend I vote on the proposals?

A:	The Board recommends you vote FOR the election of each nominee. The Board recommends you vote FOR the approval of the 2003 Non-Employee Director Stock Option Plan.

Q:	How many votes are required to approve each proposal?

A:	Election of Directors: In the election of directors, the nominees who receive the affirmative vote of a majority of the outstanding shares of Polaris common stock present and entitled to vote will be elected. For this purpose, a properly executed proxy marked “WITHHOLD” with respect to the election of directors nominees will be counted for purposes of determining whether there is a quorum, but will not be considered present in person or by proxy and entitled to vote on the election of directors.

Other Items: For approval of the 2003 Non-Employee Director Stock Option Plan, and any other proposals that properly come before the Annual Meeting, the affirmative vote of a majority of the outstanding shares of Polaris common stock present and entitled to vote must be cast in favor of the proposal. A properly executed proxy marked “ABSTAIN” with respect to any such matter will be counted for purposes of determining whether there is a quorum and will be considered present in person or by proxy and entitled to vote, but will not be deemed to have been voted in favor of such matter. Accordingly, an abstention will have the effect of a negative vote.

Q:	Does a “broker non-vote” affect the voting results?

A:	No. A “broker non-vote” occurs when nominees (such as banks and brokers) that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners at least ten days before the meeting and do not have discretionary voting authority to vote those shares on a particular matter. In that case, the shares covered by such a “non-vote” proxy will be considered present at the meeting for purposes of determining a quorum but will not be considered to be represented at the Annual Meeting for purposes of calculating the vote required for approval of such matter.

Q:	How will the proxies vote on any other business brought up at the meeting?

A:	By submitting your proxy card, you authorize the proxies to use their judgment to determine how to vote on any other matter brought before the Annual Meeting. The Company does not know of any other business to be considered at the Annual Meeting.

The proxies’ authority to vote according to their judgment applies only to shares you own as the shareholder of record.

Q:	What is a “quorum”?

A:	A quorum is the number of shares that must be present to conduct business at the Annual Meeting. As of the record date, 22,151,342 shares of Polaris common stock were issued and outstanding. A majority of the outstanding shares of Polaris common stock, present or represented by proxy, constitutes a quorum for the purpose of electing directors or adopting proposals at the Annual Meeting. If you submit a valid proxy card or attend the Annual Meeting, your shares will be counted to determine whether there is a quorum. Abstentions and broker non-votes count toward the quorum.

Q:	How do I cast my vote?

A:	If you are a shareholder whose shares are registered in your name, you may vote your shares in person at the Annual Meeting or by using one of the three following methods:

• Vote by phone, by dialing 1-800-240-6326 and following the instructions for telephone voting shown on the enclosed proxy card.

• Vote by Internet, by going to the web address http://www.eproxy.com/pii/ and following the instructions for Internet voting shown on the enclosed proxy card.

• Vote by proxy card, by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. If you vote by phone or Internet, please do not mail your proxy card.

If you are a street-name shareholder (meaning that your shares are registered in the name of your bank or broker), you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

Whichever method you use, the proxies identified on the back of the proxy card will vote the shares of which you are the shareholder of record in accordance with your instructions. If you submit a proxy card without giving specific voting instructions, the proxies will vote those shares as recommended by the Board of Directors.

Q:	Can I revoke or change my vote?

A:	You can revoke your proxy at any time before it is voted by:

• Submitting a new proxy with a more recent date than that of the first proxy given by (1) following the telephone voting instructions or (2) following the Internet voting instructions or (3) completing, signing, dating and returning a new proxy card to the Company;

• Giving written notice before the meeting to the Secretary of the Company, stating that you are revoking your proxy; or

• Attending the meeting and voting your shares in person.

Unless you decide to vote your shares in person, you should revoke your prior proxy in the same way you initially submitted it — that is, by telephone, Internet or mail.

Q:	Who will count the votes?

A:	Wells Fargo Bank Minnesota, N.A., the independent proxy tabulator used by the Company, will count the votes. A representative of Wells Fargo Bank Minnesota, N.A. and Mark McCormick, the corporate controller of the Company, will act as inspectors of election for the meeting.

Q:	Is my vote confidential?

A:	All proxy cards and all vote tabulations that identify an individual shareholder are confidential. Your vote will not be disclosed except:

• To allow Wells Fargo Bank Minnesota, N.A. to tabulate the vote;

• To allow Mark McCormick, the corporate controller of the Company, and a representative of Wells Fargo Bank Minnesota, N.A. to certify the results of the vote; and

• To meet applicable legal requirements.

Q:	What shares are included on my proxy card?

A:	Your proxy card represents all shares registered to your account in the same social security number and address, including any full and fractional shares you own under the Polaris Restricted Stock Plan, the Polaris Employee Stock Ownership Plan and the Polaris 401(k) Retirement Savings Plan.

Q:	How are Polaris common shares in the Polaris Employee Stock Ownership Plan voted?

A:	If you hold shares of Polaris common stock through the Polaris Employee Stock Ownership Plan, your proxy card will instruct the trustee of the plan how to vote the shares allocated to your plan account. If you do not return your proxy card (or you submit it with an unclear voting designation or with no voting designation at all), then the plan trustee will vote the shares in your account as directed by the committee that administers the plan. Votes under the Polaris Employee Stock Ownership Plan receive the same confidentiality as all other votes.

Q:	How are Polaris common shares in the Polaris 401(k) Retirement Savings Plan voted?

A:	If you hold shares of Polaris common stock through the Polaris 401(k) Retirement Savings Plan, your proxy card will instruct the trustee of the plan how to vote the shares allocated to your plan account. If you do not return your proxy card (or you submit it with an unclear voting designation or with no voting designation at all), then the plan trustee will vote the shares in your account in proportion to the way the other 401(k) Retirement Savings Plan participants vote their shares. Votes under the Polaris 401(k) Retirement Savings Plan receive the same confidentiality as all other votes.

Q:	What does it mean if I get more than one proxy card?

A:	Your shares are probably registered in more than one account. You should vote each proxy card you receive.

Q:	How many votes can I cast?

A:	You are entitled to one vote per share on all matters presented at the meeting.

Q:	When are shareholder proposals due for the 2004 Annual Meeting of the Shareholders?

A:	If you want to present a proposal from the floor at the 2004 annual meeting, you must give the Company written notice of your proposal no later than February 13, 2004. Your notice should be sent to the Secretary, Polaris Industries Inc., 2100 Highway 55, Medina, Minnesota 55340.

If instead of presenting your proposal at the meeting you want your proposal to be considered for inclusion in next year’s proxy statement, you must submit the proposal in writing to the Secretary so it is received at the above address by November 30, 2003.

Q:	How is this proxy solicitation being conducted?

A:	Polaris hired D.F. King & Co., Inc. to assist in the distribution of proxy materials and the solicitation of votes for a fee of $8,500, plus out-of-pocket expenses. Polaris will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders. In addition, some employees of the Company and its subsidiaries may solicit proxies. D.F. King & Co., Inc. and employees of the Company may solicit proxies in person, by telephone and by mail. No employee of the Company will receive special compensation for these services, which the employees will perform as part of their regular duties.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information with respect to the beneficial ownership of the Company’s common stock as of February 27, 2003 by each person known to the Company who then beneficially owned more than 5% of the outstanding shares of common stock, each director of the Company, each nominee for director, each executive officer named in the Summary Compensation Table on page 20 and all executive officers and directors as a group. As of February 27, 2003, there were 22,151,342 shares of common stock outstanding. Except as otherwise indicated, the named beneficial owner has sole voting and investment powers with respect to the shares held by such beneficial owner. The table also includes information with respect to common stock equivalents credited as of February 27, 2003 to the accounts of each director under the Company’s Deferred Compensation Plan for Directors that is described in this Proxy Statement under the heading “Corporate Governance — Director Compensation.”

	Shares		Common
	Beneficially	Percent	Stock
Name and Address of Beneficial Owner	Owned(4)	of Class	Equivalents(5)

Thomas C. Tiller(1)(2)	870,100	3.8%
Chief Executive Officer, President and Director
Jeffrey A. Bjorkman(1)(2)	63,771	*
Vice President — Operations
John B. Corness(1)(2)	37,143	*
Vice President — Human Resources
Michael W. Malone(1)(2)	54,241	*
Vice President — Finance, Chief Financial Officer and Secretary
Kenneth J. Sobaski(1)	17,700	*
Vice President — Sales, Marketing and Business Development
Andris A. Baltins(3)	15,075	*	7,395
Director
George W. Buckley	0	*	525
Director
Annette K. Clayton	0	*	0
Director Nominee
William E. Fruhan, Jr.	4,000	*	913
Director
John R. Menard, Jr.	0	*	1,180
Director
Gregory R. Palen	8,700	*	8,380
Non-executive Chairman of the Board of Directors
R. M. (Mark) Schreck	1,945	*	1,867
Director
J. Richard Stonesifer	13,000	*	1,867
Director
Richard A. Zona	3,250	*	1,691
Director
All directors and executive officers as a group (13 persons)(1)(2)(3)	1,088,925	4.7%	23,818

*	Indicates ownership of less than 1%.

(1)	Includes 95,000, 13,750, 8,785, 6,475 and 17,700 restricted shares of common stock awarded to Messrs. Tiller, Bjorkman, Corness, Malone and Sobaski, respectively, and 141,710 aggregate restricted shares of common stock awarded to all executive officers as a group under the Polaris Industries Inc. 1996 Restricted Stock Plan. An aggregate of 25,000 restricted shares become freely tradeable only upon the Company achieving certain compounded earnings growth targets within a four year period and an aggregate of 116,710 restricted shares become freely tradeable three years after the date of issuance provided that the holder continues to be an employee of the Company.

(2)	Includes 775,000, 34,700, 23,000 and 16,592 shares of common stock subject to stock options that were granted to Messrs. Tiller, Bjorkman, Corness and Malone, respectively, and 849,292 aggregate shares subject to stock options that were granted to all executive officers as a group under the Polaris Industries Inc. 1995 Stock Option Plan which are or will become vested and exercisable on or before May 16, 2003.

(3)	Other members of the law firm of Kaplan, Strangis and Kaplan, P.A., of which Mr. Baltins is a member and which serves as counsel to the Company, beneficially own 4,790 shares.

(4)	Does not include common stock equivalents credited to the accounts of the Company’s non-employee directors. The number of common stock equivalents credited to such accounts are listed in the last column of this table.

(5)	Represents the number of common stock equivalents credited as of February 27, 2003 to the accounts of Messrs. Baltins, Buckley, Fruhan, Menard, Palen, Schreck, Stonesifer and Zona, respectively, maintained by the Company under the Polaris Industries Inc. Deferred Compensation Plan for Directors. A director will receive one share of common stock for every common stock equivalent held by that director upon his or her termination of service as a member of the Board of Directors. The plan is described in this Proxy Statement under the heading “Corporate Governance — Director Compensation.”

Stock Ownership Guidelines

      Our Board of Directors has adopted stock ownership guidelines, which are applicable to directors, executive officers and certain managers of the Company. The stock ownership guidelines provide that each non-employee director is expected to own, directly or indirectly, shares of Polaris common stock or common stock equivalents having a value of at least three times the amount of the annual retainer fee paid to such director. Each non-employee director is expected to satisfy such guidelines at the end of a four-year period commencing on the later of the date of adoption of the stock ownership guidelines (January 23, 2003) or the date upon which such director is initially elected to the Board of Directors. The stock ownership guidelines also provide that the Chief Executive Officer and other executive officers of the Company are expected to own, directly or indirectly, shares of common stock or restricted share awards having a value of at least five and three times, respectively, their annual base salaries. The Chief Executive Officer and other executive officers of the Company currently satisfy these guidelines and any person becoming an executive officer of the Company after January 23, 2003 will be expected to satisfy the guidelines at the end of a four-year period commencing on the date of becoming an executive officer of the Company.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Independence

      Our Board of Directors has adopted Corporate Governance Guidelines, which may be viewed online on our website at www.polarisindustries.com. Under our Corporate Governance Guidelines a majority of the members of the Board of Directors must be “independent” as determined by the Board of Directors. In order for a director to be considered to be independent, among other things, the Board of Directors must have determined that the director has no material relationship with Polaris either directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with Polaris. The Board of Directors has determined that Messrs. Buckley, Fruhan, Menard, Palen, Schreck, Stonesifer and Zona and the nominee for director, Ms. Clayton, are independent. Mr. Tiller, our President and Chief Executive Officer, and Mr. Baltins, a member of one of the law firms that provides legal services to the Company, are not considered to be independent by the Board of Directors. Accordingly, a substantial majority of our Board of Directors is considered to be independent. Additionally, all current members of our Audit, Compensation and Corporate Governance and Nominating Committees are considered to be independent.

Director Compensation

      Directors who are employees of the Company receive no compensation for their services as directors or as members of committees. Compensation for non-employee directors is divided into cash and stock components. During the calendar year 2003, the Company intends to pay each non-employee director other than our Chairman, Mr. Palen, an annual director’s fee of $40,000, at least $5,000 of which will be payable in common stock equivalents (as described below). Mr. Palen, our non-executive Chairman of the Board of Directors, will receive an annual fee of $100,000 in calendar year 2003 in lieu of the annual director’s fee received by other non-employee directors. The Chairs of the Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and Technology Committee will also receive an annual committee chairman’s fee of $10,000 during the calendar year 2003.

      The Company maintains the Polaris Industries Inc. Deferred Compensation Plan for Directors (the “Deferred Compensation Plan”) for directors who are not officers or employees of the Company (“Outside Directors”). As of each quarterly date on which retainer fees are payable to Outside Directors, each Outside Director will automatically receive an award of common stock equivalents having a fair market value of $1,250. An Outside Director can also defer all or a portion of the retainer and/or meeting fees that would otherwise be paid to him or her in cash. Such deferred amounts will be converted into additional common stock equivalents based on the then fair market value of the common stock. These “common stock equivalents” are phantom stock units, i.e., each common stock equivalent represents the economic equivalent of one share of common stock. Dividends will be credited to Outside Directors as if the common stock equivalents were outstanding shares of common stock. Such dividends will be converted into additional common stock equivalents.

      As soon as practicable after an Outside Directors’ service on the Board terminates, he or she will receive a distribution of a number of shares of common stock equal to the number of common stock equivalents then credited to him or her under the Deferred Compensation Plan. Upon the death of an Outside Director, the shares will be issued to his or her beneficiary. Upon a change in control of the Company (as defined in the Deferred Compensation Plan), however, each Outside Director will receive a cash payment equal to the value of his or her accumulated common stock equivalents.

      Additionally, if the 2003 Non-Employee Director Stock Option Plan is approved by shareholders at the Annual Meeting, non-employee directors will receive an annual grant of stock options to purchase 2,000 shares of the Company’s common stock at an exercise price equal to fair market value at the date of grant. The stock options to be granted under the proposed plan, when combined with the cash compensation and common stock equivalents to be received by each non-employee director, would result in the Company’s non-employee directors receiving compensation comparable to that received by directors at similarly situated companies and would further align the interests of non-employee directors with those of shareholders. A description of the plan and of the stock options to be awarded to directors can be found on page 16 of this Proxy Statement.

Board Meetings

      During 2002, the full Board of Directors met five times. Each of those meetings was preceded and/or followed by an executive session of the Board of Directors without management in attendance, chaired by either Mr. Palen or another independent director. Each of our directors attended 75% percent or more of the meetings of the Board of Directors and any committee on which they served in 2002. The Board also acted through three written actions in 2002.

Committees of the Board and Meetings

      The Board of Directors has designated five standing committees. The current membership of each committee and its principal functions, as well as the number of times it met during fiscal 2002, are described below.

     Executive Committee

Members:	Gregory R. Palen
Thomas C. Tiller, Chair

Purpose:	Reviews and makes recommendations to the Board of Directors regarding the strategic plans and allocation of resources of the Company and exercises the authority of the Board of Directors on specific matters as delegated to it from time to time. This committee acted through one written action.

     Audit Committee

Members:	William E. Fruhan, Jr.
Gregory R. Palen
Richard A. Zona, Chair

All members of the Audit Committee have been determined to be “independent” and “financially literate” by the Board of Directors in accordance with our Corporate Governance Guidelines and the applicable and proposed listing requirements of the New York Stock Exchange. Additionally, Mr. Zona and Mr. Fruhan have each been determined by the Board of Directors to be an “Audit Committee Financial Expert” as that term has been defined by the Securities and Exchange Commission (the “SEC”).

Purpose:	Operates under a written charter initially adopted by the Board of Directors on May 18, 2000. A copy of the Audit Committee Charter, as amended by the Board of Directors on January 23, 2003, is attached as Annex A to this Proxy Statement and is also available online on our website at http://www.polarisindustries.com. The Audit Committee assists the Board of Directors in fulfilling its fiduciary responsibilities by overseeing the Company’s financial reporting and public disclosure activities. The Audit Committee’s primary purposes are to:

• assist the Board of Directors in its oversight of (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence, and (d) the performance of the Company’s internal auditors and the Company’s independent auditor;

• prepare the Audit Committee Report that appears later in this Proxy Statement;

• serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system; and

• provide an open avenue of communication among the independent auditor, financial and senior management, the internal auditors and the Board of Directors.

The Audit Committee, in its capacity as a committee of the Board of Directors, is directly responsible for the appointment, compensation, and oversight of the work of any independent auditor employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and each such independent auditor reports directly to the Audit Committee. This committee met six times during 2002.

     Compensation Committee

Members:	George W. Buckley

J. Richard Stonesifer, Chair
Richard A. Zona

All members of the Compensation Committee have been determined to be “independent” by the Board of Directors in accordance with our Corporate Governance Guidelines and the proposed listing requirements of the New York Stock Exchange.

Purpose:	Operates under a written charter adopted by the Board of Directors. A copy of the Compensation Committee charter is available online on our website at http://www.polarisindustries.com. The Compensation Committee assists the Board of Directors in establishing a philosophy and policies regarding executive and director compensation, provides oversight to the administration of the Company’s director and executive compensation programs and administers the Company’s stock option, restricted share and other equity based plans, reviews the compensation of directors, executive officers and senior management, and prepares any report on executive compensation required by the rules and regulations of the SEC or other regulatory body, including the Compensation Committee Report on Executive Compensation that appears later in this Proxy Statement. This committee met three times during 2002 and acted through seven written actions.

     Corporate Governance and Nominating Committee

Members:	William E. Fruhan, Jr. Gregory R. Palen, Chair R. M. (Mark) Schreck

All members of the Corporate Governance and Nominating Committee have been determined to be “independent” by the Board of Directors in accordance with our Corporate Governance Guidelines and the proposed listing requirements of the New York Stock Exchange.

Purpose:	Operates under a written charter adopted by the Board of Directors. A copy of the Corporate Governance and Nominating Committee charter is available online on our website at http://www.polarisindustries.com. The Corporate Governance and Nominating Committee provides oversight and guidance to the Board of Directors to ensure that the membership, structure, policies and processes of the Board and its committees facilitate the effective exercise of the Board’s role in the governance of the Company. The committee reviews and evaluates the policies and practices with respect to the size, composition and functioning of the Board, evaluates the qualifications of possible candidates for the Board of Directors and recommends the nominees for directors to the Board of Directors for approval. The committee will consider nominations by a shareholder of a candidate for election as a director of the Company. Any shareholder who wishes the committee to consider a candidate should submit a written request and related information to the Secretary of the Company on behalf of the committee no later than December 31st of the calendar year preceding the next Annual Meeting of Shareholders (currently held in April). The committee also reviews the Company’s management succession plans and executive resources and additionally is responsible for recommending to the Board of Directors any revisions to the Company’s Corporate Governance Guidelines. This committee met once and acted through two written actions during 2002.

     Technology Committee

Members:	John R. Menard, Jr. Gregory R. Palen R. M. (Mark) Schreck, Chair Thomas C. Tiller

Purpose:	Operates under a written charter adopted by the Board of Directors. A copy of the Technology Committee charter is available online on our website at http://www.polarisindustries.com. The Technology Committee assists the Board of Directors by overseeing the Company’s product plans, technology development and related business processes. The committee’s primary purposes are to regularly review with management (a) the Company’s product and technology development plans for supporting its strategy for the continuous flow of innovative, leadership products across all product lines; (b) the adequacy of the processes and tools used by the Company for product and technology management; (c) the Company’s plans to address changing regulatory requirements and competitive challenges related to technology; (d) management’s evaluation of the costs, benefits and risks associated with major product development programs and related facility investments; and (e) the Company’s strategic sourcing plans for products and technology. The committee also monitors the Company’s quality control initiatives to ensure that the quality of Polaris products meets or exceeds customer expectations and continues to strengthen the Polaris brand name. This committee met two times during 2002.

Certain Relationships and Related Transactions

      The law firm of Kaplan, Strangis and Kaplan, P.A. (“KSK”) provides ongoing legal services to the Company and certain subsidiaries in connection with various matters. Andris A. Baltins, a member of the Board of Directors, is a member of KSK. During 2002, KSK received $387,500 in legal fees from the Company.

Compensation Committee Interlocks and Insider Participation

      Andris A. Baltins, a member of a law firm that provides legal services to the Company, voluntarily resigned from the Compensation Committee in January 2003 in order that such committee be comprised of directors not otherwise affiliated with the Company. The Compensation Committee is currently comprised of Messrs. Buckley, Stonesifer and Zona, all of whom are independent directors.

Section 16 Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file initial reports of ownership and reports of changes of ownership of the Company’s common stock with the SEC. Executive officers and directors are required to furnish the Company with copies of all Section 16(a) reports that they file. To the Company’s knowledge, based solely upon a review of the copies of those reports furnished to the Company during 2002 and written representations that no other reports were required, the Company believes that, during the year ended December 31, 2002, all filing requirements applicable to its directors, executive officers and 10% beneficial owners, if any, were complied with, except that the Company inadvertently failed to report credits to all directors of the Company other than Mr. Tiller of an aggregate of 1,279 common stock equivalents under the Deferred Compensation Plan for Directors on October 1, 2002 that previously would have been eligible for year-end reporting. Form 5s have been filed reporting the credits.

AUDIT COMMITTEE REPORT

      The Audit Committee reports to and acts on behalf of the Board of Directors by providing oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s internal auditors and the Company’s independent auditor. The Audit Committee is comprised of three directors, all of whom meet the standards of independence adopted by the SEC and the New York Stock Exchange.

      In performing our oversight responsibilities, we have reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2002 with management and with representatives of Ernst & Young LLP, the Company’s independent auditors.

      We also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90. We have received from the Company’s independent auditors the written disclosures and the letter required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, and discussed with the independent auditors their independence. We are satisfied that the non-audit services provided to the Company by the independent auditors are compatible with maintaining their independence.

      In reliance on the reviews and discussions referred to in this Report, and subject to the limitations of our role, we recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

AUDIT COMMITTEE

Richard A. Zona, Chair William E. Fruhan, Jr. Gregory R. Palen

INDEPENDENT AUDITORS

      On March 15, 2002, the Board of Directors of the Company and its Audit Committee dismissed Arthur Andersen LLP (“Arthur Andersen”) as the Company’s independent auditors and engaged Ernst & Young LLP (“E&Y”) to serve as the Company’s independent auditors for the fiscal year ending December 31, 2002.

      Arthur Andersen’s reports on the Company’s consolidated financial statements for each of the years ended December 31, 2001, 2000 and 1999 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

      During the years ended December 31, 2001, 2000 and 1999 and through March 15, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with their report on the Company’s financial statements for such years; and there are no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K of the SEC.

      During the years ended December 31, 2001 and 2000 and through March 15, 2002, the Company did not consult E&Y with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K of the SEC.

      Representatives of E&Y will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

      Audit Fees. The aggregate fees billed by E&Y during calendar 2002 for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year were $210,000.

      Audit-Related Fees. In addition to the audit fees described above, the aggregate fees billed by E&Y during calendar 2002 for audit-related services for the 2002 fiscal year were $60,000. These fees related to the audit of Polaris Acceptance, the audit of employee benefit plans and the issuance of certain industry reports.

      Tax Fees. The aggregate fees billed by E&Y for tax services rendered for the 2002 fiscal year were $890,000. Of this amount, $500,000 was paid under a deferred billing arrangement entered into by the Company with E&Y prior to its engagement as the Company’s auditors in March 2002 with respect to tax planning services rendered in 2001. The remaining fees primarily related to tax planning and compliance services in 2002 and assistance related to the establishment of foreign subsidiaries.

      All Other Fees. There were no other fees billed by E&Y for the 2002 fiscal year.

      Audit Committee Pre-Approval Requirements. The Audit Committee’s charter provides that it has the sole authority to review in advance and grant any pre-approvals of (i) all auditing services to be provided by the independent auditor, (ii) all significant non-audit services to be provided by the independent auditor as permitted by Section 10A of the Securities Exchange Act of 1934, and (iii) all fees and the terms of engagement with respect to such services.

PROPOSAL 1 — ELECTION OF DIRECTORS

General Information

      The Board of Directors of the Company is divided into three classes. The members of one class are elected at each annual meeting of shareholders to serve three-year terms. The Class III directors currently serving on the Board, whose terms expire at the 2003 Annual Meeting, are Messrs. George W. Buckley, Gregory R. Palen and Richard A. Zona. Mr. Buckley is not standing for re-election. Ms. Annette K. Clayton has been nominated to fill the Class III vacancy that will be created by Mr. Buckley’s decision to not stand for re-election. Ms. Clayton has consented to serve a three-year term.

      The Board of Directors proposes that the following nominees, both of whom are currently serving as Class III directors, be elected as Class III directors for three-year terms expiring in 2006:

Gregory R. Palen

Richard A. Zona

      The Board of Directors also proposes that the following nominee, who is not currently a director, be elected as a Class III director for a three-year term expiring in 2006:

Annette K. Clayton

      The persons named in the enclosed proxy intend to vote your proxy for the election of each of the three nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of the nominees. If you are voting by telephone or on the Internet, you will be told how to withhold your vote from some or all of the nominees. Each nominee elected as a director will continue in office until his or her successor has been elected, or until his or her death, resignation or retirement.

      Other incumbent directors are not up for election this year and will continue in office for the remainder of their terms. After the election of three Class III directors at the Annual Meeting, the Board will consist of nine directors, including the six continuing directors whose present terms extend beyond this Annual Meeting, divided into three equal classes. There are no family relationships between or among any executive officers or directors of the Company.

      We expect each nominee standing for election as a Class III director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees designated by the Board, unless an instruction to the contrary is indicated on the proxy card.

      The Board of Directors unanimously recommends a vote FOR the election of these nominees as directors.

Information Concerning Nominees and Directors

      The principal occupation and certain other information about the nominees and other directors whose terms of office continue after the Annual Meeting are set forth on the following pages.

Director Nominees — Class III (Term Ending 2006)

Gregory R. Palen Director since 1994
Mr. Palen, 47, was elected to serve as the non-executive Chairman of our Board of Directors in May 2002 and has been Chairman and Chief Executive Officer of Spectro Alloys, an aluminum manufacturing company, since 1989 and Chief Executive Officer of Palen/Kimball Company, a heating and air conditioning company, since 1983. He is a director of Valspar Corporation, a painting and coating manufacturing company. Mr. Palen also serves as a director of Opus Northwest, LLC, a construction and real estate development company. Mr. Palen is also a director of various private and non-profit corporations, including St. John’s University. Mr. Palen serves as the Chair of our Corporate Governance and Nominating Committee and is also a member of our Audit Committee, our Executive Committee and our Technology Committee.

Richard A. Zona Director since 2000
Mr. Zona, 58, has been the Chief Executive Officer of Zona Financial, LLC, a financial advisory firm, since December 2000. Mr. Zona was the Vice-Chairman of U.S. Bancorp, a regional bank holding company, from 1996 to 2000. Mr. Zona joined U.S. Bancorp, then known as First Bank System, Inc., as Executive Vice President and Chief Financial Officer in 1989 and served as Vice Chairman and Chief Financial Officer from 1991 to 1996. Mr. Zona, a certified public accountant, was with Ernst & Young from 1970 to 1989. Mr. Zona is a director of New Century Financial Corporation, a mortgage banking and financial services company, and ShopKo Stores, Inc., a consumer retailing company. He also serves as a director of ING Direct Bank, fsb. Mr. Zona serves as the Chair of our Audit Committee and is also a member of our Compensation Committee.

Annette K. Clayton

Ms. Clayton, 39, has been the President and a director of Saturn Corporation, a subsidiary of General Motors Corporation, since April 2001. She was the Executive Director of Global Manufacturing Systems-Quality of General Motors Corporation from April 2000 to April 2001. From 1983 to 2000, Ms. Clayton held a number of production, engineering and management positions at General Motors’ assembly plants in Moraine, Ohio, Fort Wayne, Indiana, and Oshawa, Ontario. She is a member of the External Advisory Board for the College of Engineering and Computer Science at Wright State University.

Directors Continuing in Office — Class I (Term Ending 2004)

Andris A. Baltins Director since 1994
Mr. Baltins, 57, has been a member of the law firm of Kaplan, Strangis and Kaplan, P.A. since 1979. He is a director of AOA Holding, LLC and Adams Outdoor Advertising, Inc. Mr. Baltins is also a director of various private and non-profit corporations.

Thomas C. Tiller Director since 1998
Mr. Tiller, 41, is the President and Chief Executive Officer of the Company and was the President and Chief Operating Officer of the Company from July 15, 1998 to May 20, 1999. From 1983 to 1998, Mr. Tiller held a number of design, marketing and plant management positions with General Electric Corporation, most recently as Vice President and General Manager of G.E. Silicones. Mr. Tiller serves as the Chair of our Executive Committee and is also a member of our Technology Committee.

J. Richard Stonesifer Director since 2000
Mr. Stonesifer, 66, was the President and Chief Executive Officer of GE Appliances from 1992 through 1996. Prior to retirement he spent 37 years with GE serving in numerous leadership positions. Mr. Stonesifer serves as a director and chairman of the compensation committee of Aftermarket Technology Corp., a remanufacturer of automotive assemblies. Mr. Stonesifer serves as the Chair of our Compensation Committee.

Directors Continuing in Office — Class II (Term Ending 2005)

William E. Fruhan, Jr. Director since 2000
Mr. Fruhan, 60, has been the Professor of Business Administration at Harvard Business School since 1979. Mr. Fruhan also serves as a director of various private corporations, including PQ Corporation and Targeted Marketing Systems, Inc. Mr. Fruhan serves as a member of our Audit Committee and our Corporate Governance and Nominating Committee.

R. M. (Mark) Schreck Director since 2000
Mr. Schreck, 58, a registered professional engineer, has been the President of RMS Engineering, LLC, an engineering and business consulting company, since January 1998. He has also been a member of the staff of the University of Louisville College of Engineering since January 1998. Mr. Schreck is a former Vice President and General Manager, Technology, of GE Appliances. Mr. Schreck is also a director of the Kentucky Science and Technology Corporation, a private, nonprofit organization. Mr. Schreck serves as the Chair of our Technology Committee and is also a member of our Corporate Governance and Nominating Committee.

John R. Menard, Jr. Director since 2001
Mr. Menard, 62, has been the President and a director of Menard, Inc., a building materials and home improvement retailing business, since February 1960. Mr. Menard serves as a member of our Technology Committee.

PROPOSAL 2 — APPROVAL OF 2003 NON-EMPLOYEE DIRECTOR

STOCK OPTION PLAN

General Information

      The Board of Directors has recommended that the shareholders of the Company approve the 2003 Non-Employee Director Stock Option Plan (the “Directors Stock Option Plan”), as approved by the Board of Directors on January 23, 2003.

      The Company believes that options to be granted under the Directors Stock Option Plan, together with present benefits, will further align the interests of non-employee directors with those of shareholders.

General Provisions

      The following is a summary of the terms of the Directors Stock Option Plan and is qualified in its entirety by reference to the complete text of the Directors Stock Option Plan, which is attached as Annex B:

      General Provisions. The Directors Stock Option Plan is administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”). The persons eligible to participate in the Directors Stock Option Plan are each of the duly elected directors of the Company who is not an officer or full-time salaried employee of the Company or one of its subsidiaries (presently 8 individuals). The Committee determines the meaning and application of the provisions of the Directors Stock Option Plan and related option agreements.

      Options granted under the Directors Stock Option Plan are nonqualified stock options. The Company reserved 100,000 shares of its common stock for issuance upon the exercise of such options. The shares issuable under the Directors Stock Option Plan shall be made available from authorized and unissued or previously issued and outstanding shares of Polaris common stock reacquired by the Company.

      Option Grants. The Directors Stock Option Plan provides that on the date of each Annual Meeting of Shareholders, commencing with the 2003 Annual Meeting, each eligible director who is first elected at such meeting or who is continuing as a director after such meeting shall receive a grant of options for the purchase of 2,000 shares of Polaris common stock. In addition to the automatic annual grant of options, the Committee, under special circumstances, shall have the discretion to grant additional options to eligible directors, not to exceed options for 20,000 shares in any single discretionary grant.

      Exercise of Options. The exercise price of each option granted under the Directors Stock Option Plan shall be equal to 100% of the fair market value of the underlying shares on the date of grant. The exercise price of the options may be satisfied with either cash or in such other form as the Committee may approve in the applicable award agreement, including, shares of Polaris common stock having an aggregate fair market value at the time the option is exercised equal to the exercise price. On February 27, 2003 the closing price of Polaris common stock on the NYSE was $48.16 per share.

      Generally, options may be exercised only by the individual to whom the option is granted and are not transferable or assignable, except that in the event of an optionee’s death or legal disability, the optionee’s heirs or legal representatives may exercise the options for a period not to exceed one year.

      Vesting and Termination of Service. Each option shall be vested and exercisable as of the earliest to occur of (i) the Annual Meeting next following the Annual Meeting as of which such option was granted, (ii) a Change in Control of the Company (as defined in the Directors Stock Option Plan) or (iii) the participant’s retirement from the Board of Directors at or after age sixty-five (65) or as a result of the term limits, if any, applicable to members of the Board of Directors. Generally, each option shall have a term of ten years from the date of the grant, subject to earlier expiration if the participant ceases to be a member of the Board of Directors.

      Options will cease to be exercisable 90 days after termination of the optionee’s service as a director, other than upon termination due to death or retirement. Options will cease to be exercisable one year after death and five years after retirement.

      Termination and Amendment of Directors Stock Option Plan. The Board of Directors may terminate or amend the Directors Stock Option Plan without the consent of the participant, except that no such action will affect or in any way impair the rights of the participant under any award granted prior to such action (except for antidilution protection), and no amendment will be made without the approval of the shareholders if such approval is required by law or under the rules or regulations of any stock exchange or other securities market on which Polaris common stock is listed or authorized for quotation.

      Antidilution Provisions. The amount of shares reserved for issuance under the Directors Stock Option Plan and the terms of outstanding options shall be adjusted in the event of changes in the outstanding shares of Polaris common stock by reasons of stock dividends, stock splits, reverse stock splits, split-ups, consolidations, recapitalizations, reorganizations or like events.

      Certain Federal Income Tax Consequences. The following is a brief summary of the principal U.S. Federal income tax consequences of awards under the Directors Stock Option Plan based upon current U.S. Federal income tax laws. The summary is not intended to be exhaustive and, among other things, does not describe state, local or non-U.S. tax consequences. Changes in the law and the regulations may modify the discussion, and, in some cases, changes may be retroactive. In addition, tax consequences may vary depending upon the personal circumstances of the individual holders of options.

      An optionee generally recognizes no taxable income as the result of the grant of a nonqualified stock option or at any other time prior to the exercise of such option. Upon exercise of such an option, the optionee normally recognizes ordinary income in the amount equal to the excess of the fair market value of Polaris common stock on the date the option is exercised over the exercise price of the option. The Company is entitled to an income tax deduction in the year the director recognizes ordinary income. The amount of this deduction is equal to the compensation income recognized by the option holder.

      Upon the sale of stock acquired by the exercise of a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the date of recognition of income, will be taxed as short-term or long-term capital gain or loss, depending upon the length of time the optionee has held the stock from the date of exercise.

      New Plan Benefits. The following table shows the number of shares of Polaris common stock that would have been subject to options granted in fiscal year 2002 to non-employee directors, as a group, if the Directors Stock Option Plan had been in effect in such year. Neither the Company’s executive officers nor any non-executive employee will be eligible to receive options under the Directors Stock Option Plan.

NEW PLAN BENEFITS

2003 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

Number of Shares of Common Stock
Group	Underlying the Option

Thomas C. Tiller	(1)
Chief Executive Officer and President
Jeffrey A. Bjorkman	(1)
Vice President — Operations
John B. Corness	(1)
Vice President — Human Resources
Michael W. Malone	(1)
Vice President — Finance, Chief Financial Officer and Secretary
Kenneth J. Sobaski	(1)
Vice President — Sales, Marketing and Business Development
All Executive Officers	(1)
All current Non-employee Directors	16,000
All Non-executive Employees	(1)

(1)	None of the Company’s executive officers or employees participate in the Directors Stock Option Plan.

Vote Required

      Approval of the Directors Stock Option Plan will require the affirmative vote of at least a majority of the outstanding shares of Polaris common stock present in person or by proxy at the Annual Meeting, assuming the presence of a quorum at the Annual Meeting.

Board Recommendation

      The Board of Directors has unanimously approved the Directors Stock Option Plan and recommends that the Company’s shareholders vote “FOR” adoption of the Directors Stock Option Plan.

EQUITY COMPENSATION PLANS

      Equity Compensation Plans Approved by Shareholders. Our shareholders have approved the Polaris Industries Inc. 1995 Stock Option Plan, the Polaris Industries Inc. 1996 Restricted Stock Plan, the Polaris Industries Inc. Employee Stock Purchase Plan and the Polaris Industries Inc. Deferred Compensation Plan for Directors.

      Equity Compensation Plans Not Approved by Shareholders. The Polaris Industries Inc. 1999 Broad-Based Stock Option Plan was approved by the Board of Directors, but was not submitted to a vote of the shareholders because it met the “broadly-based plans” exemption from the shareholder approval requirement for stock option plans under the New York Stock Exchange rules. The 2003 Non-Employee Director Stock Option Plan is being presented to the shareholders at this Annual Meeting. For details, please see the description of Proposal 2 in this Proxy Statement.

      Under the Polaris Industries Inc. 1999 Broad-Based Stock Option Plan, each of the Company’s full-time employees, and any part-time employee who had performed at least 1,000 hours of service prior to the date of grant, received a one-time award of non-qualified stock options to purchase shares of Polaris common stock. The Company’s executive officers and directors are not eligible to participate in this plan. On April 1, 1999, an aggregate of 337,700 options were granted under the plan, consisting of an option to each fulltime employee to purchase 100 shares and an option to each part-time employee to purchase 50 shares of Polaris common stock. These grants were made at the fair market value of Polaris common stock as of the grant date. Of the 337,700 options initially granted under the plan, an aggregate of 259,200 options vested on March 7, 2002 when the closing price of Polaris common stock, as reported on the NYSE, was two times the per share exercise price of such options. The Board of Directors does not intend to grant any future options under this plan.

      Summary Table. The following table sets forth certain information as of December 31, 2002, with respect to compensation plans under which shares of Polaris common stock may be issued.

			Number of
			securities
			remaining available
			for future issuance
	Number of		under equity
	securities to be		compensation
	issued upon	Weighted-average	plans (excluding
	exercise of	exercise price of	securities reflected
	outstanding options,	outstanding options,	in the first
Plan Category	warrants and rights	warrants and rights	column)

Equity compensation plans approved by security holders	2,552,420	$42.59 (1)	536,308
Equity compensation plans not approved by security holders	77,900	$31.56	—
Total	2,630,320	$42.26	536,308

(1)	Does not include an aggregate of 22,002 common stock equivalents acquired on various dates between 1995 and December 31, 2002 pursuant to the Company’s Deferred Compensation Plan for Directors at prices ranging from $20.75 to $73.26. A director will receive one share of common stock for every common stock equivalent held by that director upon his or her termination of service as a member of the Board of Directors.

EXECUTIVE COMPENSATION AND STOCK OPTION INFORMATION

Executive Compensation Summary

      The following table shows, for each of the last three fiscal years, the annual compensation paid to or earned by the Company’s Chief Executive Officer and the other four most highly compensated executive officers (the “Executive Officers”) in all capacities in which they served.

Summary Compensation Table

		Annual Compensation			Awards

				Other Annual	Restricted		All Other
		Salary	Bonus	Compensation	Stock	# of Options	Compensation
Name and Principal Position	Year	($) (A)	($) (B)	($) (C)	($) (D)	(#) (E)	($) (F)

Thomas C. Tiller	2002	$614,136	$1,165,000	—	$1,424,750	50,000	$85,956
Chief Executive Officer	2001	$571,157	$1,085,200	—	$2,002,500	475,000	$77,096
and President	2000	$450,000	$1,000,000	—	$735,938	50,000	$65,039
Jeffrey A. Bjorkman	2002	$225,000	$200,000	—	$210,863	8,000	$21,500
Vice President –	2001	$203,846	$185,000	—	$123,488	6,000	$19,404
Operations	2000	$172,789	$175,000	—	$214,158	16,000	$16,139
John B. Corness	2002	$204,229	$180,000	—	$184,363	7,000	$19,712
Vice President – Human	2001	$185,000	$170,000	—	$123,488	6,000	$18,750
Resources	2000	$159,038	$150,000	—	$81,689	6,000	$14,452
Michael W. Malone	2002	$184,806	$160,000	—	$158,147	6,000	$17,490
Vice President – Finance,	2001	$172,404	$145,000	—	$82,325	4,000	$17,620
Chief Financial Officer	2000	$158,462	$140,000	—	$54,459	4,000	$14,173
and Secretary
Kenneth J. Sobaski	2002	$307,693	$250,000	—	$210,863	8,000	—
Vice President – Sales,	2001	$111,538	$70,000	—	$623,000	30,000	$1,154
Marketing and Business Development (G)

(A)	Includes amounts deferred by the Executive Officers under the Company’s 401(k) Retirement Savings Plan and SERP.

(B)	Bonus payments are reported for the year in which the related services were performed.

(C)	The Company provides club memberships, club dues, financial planning and tax preparation, Exec-U-Care coverage, as well as standard employee medical, dental, and disability coverage to its Executive Officers. The value of all “Other Annual Compensation” is less than the minimum of $50,000 or 10% of the total cash compensation for each person reported above.

(D)	The Company granted restricted stock awards to employees (including the Executive Officers) in 2000, 2001 and 2002. All restricted stock awards were approved by the appropriate committee of the Board of Directors and were granted in accordance with the Company’s 1996 Restricted Stock Plan. The amounts shown in this column were calculated by multiplying the closing market price of Polaris’ common stock on the date of grant by the number of shares granted. An aggregate of 25,000 restricted shares become freely tradeable only upon the Company achieving certain compounded earnings growth targets within a four year period and an aggregate of 116,710 restricted shares become freely tradeable three years after the date of issuance provided that the holder continues to be an employee of the Company. The total number and value of restricted stock holdings as of December 31, 2002 (the last trading day of calendar year 2002), calculated by multiplying the closing market price of Polaris’ common stock on December 31, 2002 of $58.60 per share by the number of restricted shares held, for the named officers are as follows: Messrs. Tiller, 95,000, $5,567,000; Bjorkman, 13,750, $805,750; Corness, 8,785, $514,801; Malone, 6,475, $379,435 and Sobaski, 17,700, $1,037,220.

(E)	The Company granted stock options to employees (including the Executive Officers) in 2000, 2001 and 2002. All stock option grants were approved by the appropriate committee of the Board of Directors and granted in accordance with the Company’s 1995 Stock Option Plan.

(F)	Consists of Company matching contributions to the Polaris 401(k) Retirement Savings Plan and SERP. The SERP plan began July 1, 1995 and is a nonqualified plan which mirrors the Polaris 401(k) Retirement Savings Plan without the Internal Revenue Service contribution limitations. The Executive Officers each received $11,000 in matching contributions to the Polaris 401(k) Retirement Savings Plan during 2002 except for Mr. Sobaski. The SERP contributions during 2002 were $74,956, $10,500, $8,712, $6,490 and $0, respectively, for Messrs. Tiller, Bjorkman, Corness, Malone and Sobaski.

(G)	Mr. Sobaski joined the Company in October 2001.

     The Company does not maintain any defined benefit or actuarial pension plan under which benefits are determined primarily by final compensation and years of service.

Option Grants in 2002

      The following table shows all options to purchase Polaris common stock granted in 2002 to each of our Executive Officers named in the Summary Compensation Table and the potential value of such grants at stock price appreciation rates of 5% and 10%, compounded annually over the maximum ten-year term of the options. The 5% and 10% rates of appreciation are required to be disclosed by SEC rules and are not intended to forecast possible future appreciation, if any, in our stock price. The actual future value of the options will depend on the market value of the Company’s common stock.

OPTION GRANTS DURING 2002 AND

ASSUMED POTENTIAL REALIZABLE VALUES

		Individual Grants
					Potential Realizable Value at
		% of Total			Assumed Annual Rates of
		Options			Stock Price Appreciation for
	Number of	Granted to	Exercise		Option Term
	Options	Employees in	Price	Expiration
Name	Granted(A)	Fiscal Year	($/Share)	Date	5%	10%

Thomas C. Tiller	50,000	14.19%	$56.99	10/7/2012	$1,792,035	$4,541,368
Jeffrey A. Bjorkman	8,000	2.27%	$56.99	10/7/2012	$286,726	$726,619
John B. Corness	7,000	1.99%	$56.99	10/7/2012	$250,885	$635,792
Michael W. Malone	6,000	1.70%	$56.99	10/7/2012	$215,044	$544,964
Kenneth J. Sobaski	8,000	2.27%	$56.99	10/7/2012	$286,726	$726,619

(A)	The options were granted at an exercise price equal to the fair market value of the Company’s common stock on the date of grant. All of the options become exercisable on October 7, 2005, the third anniversary of the date of grant.

Option Exercises and Values for 2002

      The following table gives information for options exercised by each of the Executive Officers in 2002 and the value (stock price less exercise price) of the remaining options held by those Executive Officers at year-end measured in terms of the closing price of Polaris common stock on December 31, 2002, the last trading day of the year.

AGGREGATED OPTION EXERCISES DURING 2002 AND

OPTION VALUES ON DECEMBER 31, 2002

					Value of In-the-Money
			Shares Covered by		Outstanding Options
	Shares		Outstanding Options		12/31/02 (A)
	Covered by	Gain at
Name	Exercises	Exercise Date	Exercisable	Unexercisable	Exercisable	Unexercisable

Thomas C. Tiller	—	—	725,000	325,000	$7,485,000	$4,842,375
Jeffrey A. Bjorkman	7,500	213,750	18,700	30,000	$510,908	$509,640
John B. Corness	—	—	17,000	19,000	$419,825	$270,845
Michael W. Malone	5,908	226,458	12,592	14,000	$347,842	$182,710
Kenneth J. Sobaski	—	—	—	38,000	—	$450,880

(A)	For purposes of this column, the value of unexercised options means the difference between the option exercise price and the market value of the underlying shares based on $58.60, the closing price for the Company’s common stock on December 31, 2002. As used in this column, an option was in-the-money on December 31, 2002 if the option exercise price is less than the market value of the underlying shares based on the closing price for the Company’s common stock on that date.

Employment, Termination and Change in Control Agreements

     Agreement with Mr. Tiller

      Mr. Tiller and Polaris entered into an employment agreement effective January 1, 2001, which replaced all prior agreements, except for his Change of Control Agreement dated April 1, 1998, which remains in effect. The employment agreement provides that Mr. Tiller will continue to be employed as Chief Executive Officer and President of the Company through at least December 31, 2005. Mr. Tiller’s agreement provides for:

•	an annual base salary of at least $600,000, which will be reviewed twice during the term of his employment by the Compensation Committee of the Board of Directors. The Compensation Committee reviewed and increased his base salary to $675,000, effective as of November 1, 2002;

•	a target annual bonus of 200% of his base salary under the Company’s bonus/profit sharing arrangements, subject to attainment of performance criteria as determined by the Compensation Committee of the Board of Directors;

•	an annual stock option grant to purchase at least 50,000 shares of the Company’s common stock under the Company’s 1995 Stock Option Plan at exercise prices equal to the fair market value of such shares on the dates of grant, which option will vest upon the achievement of goals and milestones established by the Compensation Committee; and

•	an annual performance restricted share award for at least 25,000 shares of Company common stock under the Company’s 1996 Restricted Stock Plan, which restricted share award will vest upon the achievement of goals and milestones established by the Compensation Committee.

      If Mr. Tiller’s employment terminates as a result of his death or disability, he or his designated beneficiaries, as appropriate, will receive payments equal to (i) his base salary earned through the date of termination payable when such salary would customarily be paid; (ii) a pro rata bonus payment for the year of termination based on the average of the annual bonuses paid or payable to him for the two calendar years preceding the year in which the termination occurs payable when bonuses for such period are customarily paid; and (iii) any annual bonus for a preceding year that remains unpaid at the time of termination payable when such bonuses are paid to other executives of the Company. In addition, all of his outstanding stock options and restricted share awards will vest immediately.

      If Mr. Tiller’s employment is terminated by the Company for cause or by him without good reason, he will receive (i) his base salary earned through the date of termination; and (ii) any annual bonus for a preceding year that remains unpaid at the time of termination payable when such bonuses are paid to other executives of the Company. Upon termination under these circumstances, all stock options and unvested restricted share awards will terminate immediately and he may purchase health insurance under the Company’s then existing health insurance plan in accordance with applicable government requirements.

      If Mr. Tiller’s employment is terminated by the Company without cause or by him for good reason, he will receive payments equal to (i) his base salary earned through the date of termination; (ii) a pro rata bonus payment for the year of termination based on the average of the annual bonuses paid or payable to him for the two calendar years preceding the year in which the termination occurs payable when bonuses for such period are customarily paid; (iii) his base salary as then in effect for a two-year period, payable in monthly installments at the times such base salary would customarily be paid; (iv) a pro rata bonus payment in each of the two years following termination based on the average of the annual bonuses paid or payable to him for the two calendar years preceding the year in which the termination occurs payable when the annual bonuses for such years are paid; and (v) any annual bonus for a preceding year that remains unpaid at the time of termination payable when such bonuses are paid to other executives of the Company. In addition, the Company will provide him with medical and dental insurance coverage for a period ending on the earlier of the second anniversary of the date of termination or the date on which another employer employs him. Any stock options and restricted share awards that would, by their terms, vest on or before the first anniversary of the date of termination will vest immediately, and in the case of stock options, be exercisable until the first anniversary of the date of termination.

      Under his employment agreement, Mr. Tiller has agreed not to engage in competitive activities for a two-year period following his termination of employment.

     Change in Control Agreements

      The Company has entered into change in control agreements (the “Agreements”) with the Executive Officers named in the Summary Compensation Table which become effective only upon a Change in Control (as defined in the Agreements). If upon or within 24 months after a Change in Control, any of the Executive Officers terminates his employment for Good Reason or such employee’s employment is terminated without Cause (as such terms are defined in the Agreements), he will be entitled to all accrued but unpaid compensation and benefits and a lump-sum cash payment equal to two times his average annual cash compensation (including cash bonuses, but excluding the award or exercise of stock options or stock grants) for the three fiscal years (or lesser number of years if such employee’s employment has been of shorter duration) of the Company immediately preceding such termination. If such termination occurs before a cash bonus for any preceding fiscal year has been paid, the Company is required to pay to the employee the amount of the employee’s cash bonus for such preceding fiscal year as soon as it is determinable and such amount is to be included in the determination of the payment to be made pursuant to the Agreement. No cash bonus shall be paid for any part of the fiscal year in which the termination occurs.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Executive Compensation Philosophy

      The Company’s executive total compensation program is tied closely to Company performance and aimed at enabling the Company to attract and retain the best possible executive talent, aligning the financial interests of the Company’s management with those of its shareholders and rewarding those executives commensurably with their ability to drive increases in shareholder value. The program consists of a combination of base salary, annual profit sharing awards, stock options and restricted stock.

2002 Executive Compensation

      The goal of Polaris’ executive total compensation program is to significantly correlate the level of executive compensation, when taken as a whole, with the level of Company performance. This is accomplished through the use of a combination of annual profit sharing and long-term stock-based compensation programs in conjunction with base compensation.

      Section 162(m) of the Internal Revenue Code generally provides that a publicly held corporation will not be entitled to deduct for federal income tax purposes compensation paid to either its chief executive officer or any of its four other most highly compensated executive officers in excess of $1 million in any year. Compensation based upon company performance is not subject to the deduction limit if certain requirements are met. Grants under the Company’s stock based compensation programs are generally performance based. There is a likelihood, however, that the Company will not be entitled to deduct a portion of the compensation arising out of annual profit sharing bonuses to executive officers because those bonuses do not meet Section 162(m)’s requirement that they be “payable solely on account of attainment of one or more performance goals.” The Company believes the annual profit-sharing bonuses, as currently structured with both performance and discretionary goals, best serve the interests of the Company and its shareholders by allowing the Company to recognize an executive officer’s total contribution.

      During 2002, an independent consulting firm conducted a study that compared the total cash compensation (base salary and annual incentives) of executives at Polaris to that of their counterparts at peer companies. The results of that analysis indicated that the four most highly compensated executives of the Company (excluding the Chief Executive Officer) had, in aggregate, total cash compensation that was slightly below the 75th percentile of the market. In early 2001 an independent consulting firm conducted a study that compared the total cash compensation of Polaris’ Chief Executive Officer to that of his counterparts at peer companies. That study was updated in early 2002. That analysis indicated that the Chief Executive Officer’s total cash compensation was at the 87th percentile of the market. This reflects Polaris’ compensation philosophy of correlating a significant portion of the Chief Executive Officer’s compensation to the overall financial performance of the Company and his personal performance.

      Annual profit sharing bonuses for 2002 were paid in accordance with the established Company profit sharing plan. Stock options grants and restricted share awards for 2002 were approved by the appropriate committee of the Board of Directors and were issued in accordance with the Company’s 1995 Stock Option Plan and its 1996 Restricted Stock Plan, respectively.

2002 Chief Executive Officer Compensation

2002 Chief Executive Officer Base Salary, Benefits and Perquisites

The base salary of Mr. Tiller, Polaris’ Chief Executive Officer, was increased on November 1, 2002 from $600,000 to $675,000, his most recent salary increase since March 1, 2001.

Benefits and perquisites paid or made available to Mr. Tiller during 2002 included club memberships, club dues, financial planning and tax preparation, Exec-U-Care as well as standard employee medical and dental benefits and 401(k) retirement savings plan participation augmented by a supplemental executive retirement program designed to mirror the 401(k) retirement savings plan.

2002 Chief Executive Officer Annual Bonus (Profit Sharing Award)

In accordance with the established Company profit sharing plan, Mr. Tiller received a profit sharing award of $1,165,000 in February 2003 for his 2002 performance. The aggregate amount of funding for the profit sharing plan is determined by Company performance. The specific amount of Mr. Tiller’s award was determined by the Compensation Committee of the Board of Directors based on his individual contributions to the Company’s success.

2002 Chief Executive Officer Stock Option Grants and Restricted Share Awards

On October 7, 2002, in accordance with his employment agreement with the Company, Mr. Tiller was granted stock options with an exercise price of $56.99 per share for 50,000 shares of common stock and restricted share awards with respect to 25,000 shares of common stock. Both the stock option grants and the restricted share awards are considered performance-based for purposes of Section 162(m) of the Internal Revenue Code. The stock options were granted in accordance with the Company’s 1995 Stock Option Plan and vest on the third anniversary of the date of grant. The restricted share awards were granted in accordance with the Company’s 1996 Restricted Stock Plan and the restricted shares of common stock granted thereunder become freely tradeable only upon the Company achieving certain compounded earnings growth targets within a four year period.

COMPENSATION COMMITTEE

J. Richard Stonesifer, Chair
George W. Buckley
Richard A. Zona

STOCK PERFORMANCE GRAPH

      The graph below compares the five-year cumulative total return to shareholders (stock price appreciation plus reinvested dividends) for the Company’s common stock with the comparable cumulative return of two indexes: Russell 2000 Index and Media General’s Recreational Vehicles Industry Group Index. The graph assumes the investment of $100 on January 1, 1998 in common stock of the Company and in each of the indexes, and the reinvestment of all dividends. Points on the graph represent the performance as of the last business day of each of the years indicated.

Comparison of 5-Year Cumulative Total Return Among

Polaris Industries Inc., Recreational Vehicle Index and Russell 2000 Index

	At December 31

	1997	1998	1999	2000	2001	2002

Polaris Industries Inc.	$100	$130.93	$123.86	$139.64	$207.47	$214.16
Recreational Vehicles Index	100	134.89	153.70	174.69	241.18	217.81
Russell 2000 Index	100	97.20	116.24	111.22	112.36	88.11

Assumes $100 Invested on January 1, 1998

Assumes Dividend Reinvested
Fiscal Year Ended December 31, 2002

Source: Media General Financial Services

OTHER MATTERS

      The Board is not aware of any matters that are expected to come before the 2003 Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

SUBMISSION OF SHAREHOLDER PROPOSALS

      Under the rules of the SEC, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2004 Annual Meeting of Shareholders, the proposal must be received by the Secretary of the Company, at our principal executive offices by November 30, 2003. If a shareholder intends to introduce an item of business at the 2004 Annual Meeting, the Company must receive notice of that intention no later than February 13, 2004. If we do not receive a notice by February 13, 2004, the persons named as proxies in the proxy materials relating to the 2004 Annual Meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

ADDITIONAL INFORMATION

      A copy of the Annual Report of the Company for the year ended December 31, 2002 is being sent to shareholders with this Proxy Statement. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the SEC, is included as a part of the Annual Report being sent to shareholders with this Proxy Statement.

      Additional copies of the Annual Report, the Notice of Annual Meeting, this Proxy Statement and the accompanying proxy may be obtained from Michael W. Malone, the Vice President — Finance, Chief Financial Officer and Secretary of the Company. Copies of exhibits to Form 10-K may be obtained upon payment to the Company of the reasonable expense incurred in providing such exhibits.

By Order of the Board of Directors

Michael W. Malone
Vice President — Finance, Chief Financial Officer
and Secretary

ANNEX A

POLARIS INDUSTRIES INC.

BOARD OF DIRECTORS

AUDIT COMMITTEE CHARTER

Adopted May 18, 2000

Revised January 24, 2002 and January 23, 2003.

I.  INTRODUCTION AND PURPOSE

      Polaris Industries Inc. (the “Company”) is a publicly held company and operates in a complex, dynamic, highly competitive, and regulated environment. In order to assure the kind of informed decision-making beneficial to the Company and its shareholders, much of the Board’s oversight occurs through the standing committees of the Board, such as the Audit Committee. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its fiduciary responsibilities by overseeing the Company’s financial reporting and public disclosure activities. The Audit Committee’s primary purposes are to:

•	Assist Board oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s internal auditors and the Company’s independent auditor.

•	Prepare the report that the Securities and Exchange Commission (“SEC”) rules require to be included in the Company’s annual proxy statement.

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	Provide an open avenue of communication among the independent auditor, financial and senior management, the internal auditors and the Board of Directors.

      The Audit Committee, in its capacity as a committee of the Board of Directors, shall be directly responsible for the appointment, compensation, and oversight of the work of any independent auditor employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and each such independent auditor shall report directly to the Audit Committee.

      The Audit Committee will primarily fulfill these responsibilities by carrying out the activities specified in Section IV of this Charter.

      Although the Audit Committee has the responsibilities and powers set forth in this Charter, the role of the Audit Committee is oversight. The members of the Audit Committee are not employees of the Company and may or may not be auditors or accountants by profession and it is not the duty or responsibility of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are in accordance with generally accepted accounting principles. These are the responsibilities of Company management and the independent auditor.

II.  COMPOSITION

      The Audit Committee shall be comprised of three or more Directors as determined by the Board and be elected by the Board at the annual organizational meeting of the Board on the recommendation of the Corporate Governance and Nominating Committee; members shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a chair by majority vote of the full Audit Committee membership.

      The Audit Committee may, in its discretion, form and delegate authority to a subcommittee of the Audit Committee or to the Chair.

       A. Independence

      Each member of the Audit Committee shall have been affirmatively determined by the Board to meet the standards of independence required by the SEC and the New York Stock Exchange, and shall be free from any relationship that, in the opinion of the Board, may interfere with their independence from management and the Company.

       B. Financial Literacy and Expertise

      Each member of the Audit Committee shall be financially literate, as such qualification is interpreted by the Company’s Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee shall have been determined by the Board of Directors of the Company to be an “Audit Committee Financial Expert” as such term is defined by the SEC, or if the Company does not have an Audit Committee Financial Expert on the Audit Committee, it shall disclose that fact and the reasons therefore as required by the SEC.

III.  MEETINGS AND COMMITTEE OPERATIONS

      The Audit Committee shall meet in person or telephonically at least four times annually, with additional meetings as often as necessary, at times and places determined by the Chair, with further actions to be taken by unanimous written consent, when deemed necessary or desirable by the Audit Committee or its Chair. To the extent practicable, each of the Audit Committee members shall attend each of the regularly scheduled meetings in person. The Audit Committee shall periodically make time available during its regularly scheduled meetings to meet with management, the internal auditors and the independent auditors in separate sessions to discuss any matters that the Audit Committee or any of these groups believe should be discussed privately.

      A majority of the Audit Committee members currently holding office constitutes a quorum for the transaction of business. The Audit Committee shall take action by the affirmative vote of a majority of the Audit Committee members present at a duly held meeting or by unanimous written action.

IV.  COMMITTEE DUTIES AND RESPONSIBILITIES

      The Audit Committee shall undertake the following responsibilities and duties:

       A. Documents/ Financial Statements/ Reports

•	Review and reassess the adequacy of this Charter at least annually.

•	Review and discuss with management and the independent auditor the Company’s quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the independent auditor’s review of the quarterly financial statements together with the accompanying quarterly report on Form 10-Q prior to submission to shareholders, any governmental body, any stock exchange or the public.

•	Review and discuss with management and the independent auditor the Company’s annual financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the annual audit together with the accompanying annual report on Form 10-K prior to submission to shareholders, any governmental body, any stock exchange or the public.

•	Review the significant recommendations made to management by the independent auditor and the internal auditors and management’s responses.

•	Recommend to the Board of Directors, if appropriate, that the Company’s annual audited financial statements be included in the Company’s annual report on Form 10-K for filing with the SEC.

•	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90, relating to the conduct of the audit.

•	Prepare the report required by the SEC to be included in the Company’s annual proxy statement and any other Audit Committee reports required by applicable securities laws or stock exchange listing requirements or rules.

       B. Independent Auditors

•	Be directly responsible for the appointment, compensation and oversight of the work of any independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing its audit report or related work or performing other audit, review or attest services for the Company.

•	Have the sole authority to review in advance, and grant any appropriate pre-approvals of, (i) all auditing services to be provided by the independent auditor and (ii) all significant non-audit services to be provided by the independent auditor as permitted by Section 10A of the Securities and Exchange Act of 1934, and in connection therewith to approve all fees and terms of engagement. The Audit Committee shall also review and approve disclosures required to be included in periodic reports filed under Section 13(a) of the Securities and Exchange Act of 1934 with respect to non-audit services.

•	At least annually, obtain and review a report by the independent auditor describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

•	On an annual basis, the Audit Committee shall receive from the independent auditor a written statement delineating all significant relationships (and related fees) the Company’s independent auditor has with the Company to consider in the evaluation of the independent auditor’s independence. The Audit Committee is responsible for actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and for taking appropriate action in response to the independent auditor’s report to satisfy itself of the independent auditor’s independence.

•	Confirm that neither the lead audit partner nor the audit partner responsible for reviewing the audit for the Company’s independent auditor performs audit services for the Company for more than five consecutive years.

•	Review all reports required to be submitted by the independent auditor to the Audit Committee under Section 10A of the Securities and Exchange Act of 1934.

•	Periodically consult with the Company’s independent auditor (outside of the presence of management) about the independent auditor’s judgments about the appropriateness, quality, and acceptability of the Company’s accounting principles as applied to its financial reporting, and the Company’s internal controls and the completeness and accuracy of the Company’s financial statements.

          C. Financial Reporting Processes

•	In consultation with the Company’s independent auditor, and the Company’s internal auditors, monitor the integrity of the Company’s financial reporting processes, both internal and external.

•	Review and discuss the scope of the annual audit plans for both the internal and independent auditors.

•	Consider and approve, if appropriate, significant changes to the Company’s accounting principles and practices, financial reporting process, and system of internal controls, as suggested by the Company’s independent auditor, management, or the internal auditors.

•	Review with management, the independent auditor, the internal auditors and the Company’s legal counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company’s financial statements, including significant changes in accounting standards or rules as promulgated by the Financial Statements Accounting Standards Board, the SEC or other regulatory authorities with relevant jurisdiction.

          D. Process Analysis and Review

•	Review the systems of reporting to the Audit Committee by each of management, the independent auditor and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to the appropriateness of such judgments.

•	Following completion of the annual audit, review separately with each of management, the independent auditor and the internal auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

•	Review any significant disagreement among management and the independent auditor or the internal auditors in connection with the preparation of the financial statements.

•	Review with the Company’s independent auditor, the internal auditors and management the extent to which significant changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

•	Discuss with management, earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies prior to public release.

          E. Other

•	Ensure appropriate procedures are established and maintained for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters to the Audit Committee.

•	Review and discuss with management (i) the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures (including management’s guidelines and policies with respect to risk assessment and risk management); and (ii) the program that management has established to monitor compliance with its code of business conduct and ethics for directors, officers and employees.

•	Report regularly to the Board of Directors on the activities of the Audit Committee and make such recommendations with respect to the above matters as the Audit Committee may deem necessary or appropriate. This report shall include a review of any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, or the performance of the internal auditor.

V.     HIRING GUIDELINES FOR INDEPENDENT AUDITOR EMPLOYEES

      The Audit Committee has adopted the following practices regarding the hiring by the Company of any partner, director, manager, advising member of the department of professional practice, reviewing actuary, reviewing tax professional and any other persons having similar responsibility for providing audit assurance (including all work that results in the expression of an opinion on financial statements and audits of statutory accounts) to the Company’s independent auditor on any aspect of its certification of the Company’s financial statements:

•	No member, with the position listed above, of an audit team that is auditing the Company or any of its businesses can be hired by the Company for a period of two years following association with that audit.

•	No former employee of the independent auditor may sign a Company SEC filing for 5 years following employment with the independent auditor.

•	No former employee of the independent auditor may be named an officer of the Company or any of its subsidiaries for 3 years following employment by the independent auditor.

•	The Company’s Chief Financial Officer must approve all hires from an independent auditor.

•	The Company’s Chief Financial Officer must report annually to the Audit Committee any hires from the independent auditor during the preceding year.

VI.	PROCESS FOR HANDLING QUESTIONS, CONCERNS AND COMPLAINTS ABOUT ACCOUNTING OR AUDITING MATTERS

      The Audit Committee has established the following procedures for: (i) the receipt, retention, and treatment of questions, concerns or complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by Company employees of questions, concerns or complaints regarding questionable accounting or auditing matters:

•	The Company has published on its website mail and email addresses and telephone numbers for its Internal Audit Manager and its Chief Financial Officer and the Chairman of the Audit Committee for receiving questions, concerns or complaints regarding accounting, internal accounting controls, or auditing matters.

•	Copies of all such questions, concerns or complaints will be sent to members of the Audit Committee.

•	All questions, concerns and complaints will be tracked by the Audit Committee, but handled by the Company’s finance staff and legal counsel in the normal manner, except as the Audit Committee may request.

•	The status of all questions, concerns or complaints will be reported on a quarterly basis to the Audit Committee, and, if the Audit Committee so directs, to the full Board of Directors of the Company.

•	The Audit Committee may request special treatment, including the retention of outside legal counsel or other advisors, for any question, concern or complaint.

VII.     COMMITTEE REPORTS

1. At the time of or in advance of the annual shareholders meeting held each year, present an annual performance evaluation of the Audit Committee, which shall assess the performance of the Audit Committee in fulfilling the requirements of this charter, recommend any amendments to this charter, and set forth the goals and objectives of the Audit Committee for the ensuing twelve months.

2. Transmit to the Board notices of Audit Committee meetings, agendas, and meeting minutes.

VIII.     RESOURCES AND AUTHORITY OF THE COMMITTEE

      The Audit Committee shall have such resources and authority as it deems necessary to discharge its duties and responsibilities, including the sole authority to retain, discharge, and approve fees and other terms for retention of the independent auditors, independent legal counsel, and other independent experts or advisors. The Company shall provide appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors of the Company, for the payment of compensation of the independent auditors, independent legal counsel, and other independent experts or advisors so retained by the Audit Committee. The Audit Committee may direct any officer or employee of the Company or request any employee of the Company’s independent auditor or outside legal counsel to attend an Audit Committee meeting or meet with any Audit Committee members.

ANNEX B

POLARIS INDUSTRIES INC.

2003 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

      1. Purpose. The Polaris Industries Inc. 2003 Non-Employee Director Stock Option Plan (the “Plan”) is hereby established to grant to non-employee directors of Polaris Industries Inc. (the “Company”) an opportunity to acquire Common Stock, par value $.01 per share, of the Company (“Common Stock”) and to create an incentive for such persons to serve on the Board of Directors of the Company and to contribute to its long-term growth and profitability. The Plan was approved by the Board of Directors of the Company on January 23, 2003 and shall become effective on the date it is approved by the Company’s shareholders (the “Effective Date”).

      Masculine terms used herein may be read as feminine, singular terms as plural and plural terms as singular, as necessary to give effect to the Plan.

      2. Eligibility. Each member of the Board of Directors of the Company who is not an officer or full-time salaried employee of the Company or one of its subsidiaries shall be eligible to participate in the Plan. Each such person is referred to in this Plan as a “Participant.”

      3. Administration. The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Company. The Committee shall have the sole and absolute power, authority and discretion to interpret the Plan, to prescribe, amend and rescind rules and regulations to further the purposes of the Plan, and to make all other determinations necessary for the administration of the Plan. All such actions by the Committee shall be final and binding. To the extent permitted by law, members of the Committee shall be indemnified and held harmless by the Company with respect to any loss, cost, liability or expense that may be reasonably incurred in connection with any claim, action, suit or proceeding which arises by reason of any act or omission under the Plan so long as such act or omission is taken in good faith and within the scope of the authority delegated herein.

      4. Common Stock Subject to Plan. There shall be reserved for issue upon the exercise of options granted under the Plan 100,000 shares of Common Stock. The number and kind of shares available for issuance under the Plan are subject to adjustment in accordance with the provisions of Section 8 hereof. If any stock option shall cease to be exercisable in whole or in part for any reason, the shares of Common Stock which were covered by such stock option but as to which the stock option had not been exercised shall again be available under the Plan. Shares issuable under the Plan shall be made available from authorized and unissued or previously issued and outstanding shares of Common Stock reacquired by the Company.

      5. Grants and Terms of Options. Options granted under this Plan shall be non-qualified stock options, i.e. they shall not be intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. Each option granted under the Plan shall be evidenced by a stock option agreement between the person to whom such option is granted and the Company or such other documentation as the Committee shall deem appropriate. Such stock option agreement shall provide that the option is subject to the following terms and conditions and to such other terms and conditions not inconsistent therewith as the Committee may deem appropriate in each case:

(a) Option Exercise Price. The exercise price to be paid for each share of Common Stock upon the exercise of an option shall be 100% of the fair market value of the shares on the date the option is granted. As used in this Plan, the term “date the option is granted” means the date as of which the option is granted in accordance with Section 5(b). Fair market value of the shares shall mean, as of any applicable date, the closing price, regular way, of the Common Stock on the New York Stock Exchange, or if no such reported sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was such a reported sale.

(b) Annual Option Grants. On the date of each Annual Meeting of Shareholders of the Company (“Annual Meeting”) that occurs after the Effective Date, each Participant who is first elected at such meeting or who is continuing as a director after such meeting shall receive an option grant for 2,000 shares of Common Stock.

(c) Discretionary Grants. In addition to the automatic annual grants of options provided for in subsection (b) above, the Committee shall have the discretion, in special circumstances as determined by the Committee, to grant options to Participants upon the terms and conditions of this Plan. The maximum number of options that can be granted to any Participant in any single discretionary grant shall not exceed 20,000 shares.

(d) Period of Option. Options granted hereunder shall have a term of ten (10) years from the date of grant; provided, however, that, in the event of the termination of the Participant’s service on the Board of Directors (“Termination of Service”), such term shall be determined in accordance with Section 7.

(e) Vesting and Exercisability of Options. Each option granted under this Plan shall become vested and exercisable as of the earliest to occur of (i) the Annual Meeting next following the Annual Meeting as of which such option was granted, (ii) a Change in Control (as defined below) or (iii) the Participant’s retirement from the Board at or after age sixty-five (65) or as a result of the term limits applicable to members of the Board of Directors of the Company (“Retirement”). Options shall be exercisable following cessation of a Participant’s service on the Board of Directors only to the extent provided in Section 7. The term “Change in Control” means any of the events set forth below:

(A) Any election has occurred of persons to the Board of Directors that causes at least one-half of the Board of Directors to consist of persons other than (x) persons who were members of the Board of Directors on January 23, 2003 and (y) persons who were nominated for election by the Board of Directors as members of the Board of Directors at a time when more than one-half of the members of the Board consisted of persons who were members of the Board of Directors on January 23, 2003; provided, however, that any person nominated for election by the Board of Directors at a time when at least one-half of the members of the Board of Directors were persons described in clauses (x) and/or (y) or by persons who were themselves nominated by such Board of Directors shall, for this purpose, be deemed to have been nominated by a Board of Directors composed of persons described in clause (x) (persons described or deemed described in clauses (x) and/or (y) are referred to herein as “Incumbent Directors”); or

(B) The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1933, as amended) of a number of voting securities of the Company equal to or greater than 35% of the voting securities of the Company unless such acquisition has been approved by the Incumbent Directors as an acquisition not constituting a Change in Control for purposes hereof; or

(C) Any of the following: (x) a liquidation or dissolution of the Company; (y) a reorganization, merger or consolidation of the Company unless, following such reorganization, merger or consolidation, (1) the Company is the surviving entity resulting from such reorganization, merger or consolidation or (2) at least one-half of the Board of Directors of the entity resulting from such reorganization, merger or consolidation consists of Incumbent Directors; or (z) a sale or other disposition of all or substantially all of the assets of the Company unless, following such sale or disposition, at least one-half of the Board of Directors of the transferee consists of Incumbent Directors.

(f) Method of Exercise of Options. Full payment for shares of Common Stock purchased upon the exercise of a stock option shall be made at the time the option is exercised in whole or in part. Payment of the purchase price shall be made in cash or in such other form as the Committee may approve in the applicable award agreement, including, without limitation, payment in accordance with a cashless exercise program under which, if so instructed by the Participant, shares may be issued directed to the participant’s broker or dealer upon receipt of the purchase price in cash from the broker or dealer, or by the delivery to the Company by the Participant of shares of Common Stock that have been held by the participant for at least six months prior to exercise of the option, valued at the fair market value of such shares on the date of exercise. No shares of Common Stock shall be issued to the Participant until such payment has been made, and a Participant shall have none of the rights of a stockholder with respect to options held except to the extent such options have been exercised. The tax liability associated with the exercise of a stock option under this Plan shall, unless the Committee determines otherwise, be the sole responsibility of the Participant.

      6. Nontransferability. Options granted pursuant to the Plan shall be nontransferable except by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by him, and after his death, by his personal representative or by the person entitled thereto under his will or the laws of intestate succession.

      7. Termination of Service. Upon termination of the Participant’s service on the Board of Directors for any reason, his rights to exercise options then held by him shall be only as follows:

(a) If a Participant shall die (i) while a non-employee director of the Company or (ii) within the five (5) year period specified in Section 7(b) below or the ninety (90) day period specified in Section 7(c) below, his or her non-vested options shall be forfeited, and his or her vested options may be exercised by the person or persons to whom the Participant’s rights under the option pass by will or applicable law or if no person has that right, by his executors or administrators, at any time, or from time to time, within one (1) year of the date of his death, but in no event later than the expiration date specified in Section 5(d).

(b) If a Participant ceases to be a non-employee director of the Company by reason of Retirement, his or her options shall be deemed vested in full as of the Retirement date, and such vested options may be exercised at any time, or from time to time, within five (5) years of the date of such Retirement, but in no event later than the expiration date specified in Section 5(d).

(c) If a Participant ceases to be a non-employee director of the Company for any reason other than those set forth in Sections 7(a) and 7(b) above, his or her non-vested options shall be forfeited, and his or her vested options may be exercised by the person or persons to whom the Participant’s rights under the option pass by will or applicable law or if no person has that right, by his executors or administrators, at any time, or from time to time, within ninety (90) days the date of such cessation of service, but in no event later than the expiration date specified in Section 5(d).

      8. Adjustment of Shares. In the event of any subdivision or combination of the outstanding shares of Common Stock, stock dividend, recapitalization, reclassification of shares, sale, lease or transfer of substantially all of the assets of the Company, substantial distributions to stockholders, merger, consolidation or other corporate transactions which would result in a substantial dilution or enlargement of the rights or economic benefits inuring to Participants hereunder, the Committee shall make such equitable adjustments as it may deem appropriate in the Plan and the outstanding stock options, including, without limitation, any adjustment in the total number of shares of Common Stock which may thereafter be available under the Plan and/or in the number of shares annually granted to Participants pursuant to Section 5(b) hereof.

      9. Securities Law Requirements. The Company may require option holders, as a condition of either the grant or the exercise of an option, to represent and establish to the satisfaction of the General Counsel of the Company that all shares of Common Stock acquired upon the exercise of such option will be acquired for investment and not for resale. The Company may refuse to permit the sale or other disposition of any shares acquired pursuant to any such representation until it is satisfied that such sale or other disposition would not be in contravention of applicable state or federal securities law.

      10. Governing Law. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Minnesota, other than the conflict of law provisions of such laws.

      11. Amendment. The Board of Directors may, by resolution, amend or revise the Plan, except that such action shall not be effective without stockholder approval if such stockholder approval is required by law or under the rules and regulations of any stock exchange or other securities market on which the Common Stock is listed or authorized for quotation. The Board of Directors may not alter or impair any options previously granted under the Plan without the consent of the holders thereof, except in accordance with the provisions of Section 8.

      12. Termination. The Plan shall terminate on the tenth (10th) anniversary of the Effective Date, unless it is sooner terminated by the Board of Directors. The Board of Directors may terminate the Plan at any time, in whole or in part, in its sole discretion. Termination of the Plan shall not affect options previously granted under the Plan.

      13. Effective Date. The Plan shall be effective on the date it is approved by the Company’s shareholders.

POLARIS INDUSTRIES INC.

ANNUAL MEETING OF SHAREHOLDERS

THURSDAY, APRIL 24, 2003
9:00 a.m.

Corporate Headquarters
2100 Highway 55
Medina, MN 55340

Polaris Industries Inc. 2100 Highway 55 Medina, MN 55340	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 24, 2003.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.

By signing this proxy, you revoke all prior proxies and appoint Thomas C. Tiller and Michael W. Malone, and each of them, as Proxies, with full power of substitution, to vote your shares of Common Stock, $.01 par value of Polaris Industries Inc., on the matters shown on the reverse side and any other matters which may come before the Annual Meeting of Shareholders to be held on April 24, 2003, or any postponements or adjournments thereof.

See reverse for voting instructions.

COMPANY # CONTROL #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (ET) on Wednesday April 23, 2003.

•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

•	Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/pii/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 23, 2003.

•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Polaris Industries Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

    Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of Class III Directors for three year terms ending in 2006:	01 Gregory R. Palen 02 Richard A. Zona	03 Annette K. Clayton	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approval of the 2003 Non-Employee Director Stock Option Plan.	☐ For	☐ Against	☐ Abstain

3.	Upon such other business as may properly come before the meeting or any adjournments thereof	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date__________________________

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. If a partnership, please sign in partnership name by authorized person.